EXHIBIT 99.1

Laredo Oil Inc. Moves Corporate Headquarters to Austin, Texas

Austin, Texas, August 4, 2010 – Laredo Oil, Inc. (“Laredo Oil”) (OTCBB: LRDC), today announced that it has moved its corporate headquarters to Austin, Texas. This move enables Laredo Oil to capitalize on the innovative and technological components the region has to offer.

“The new location achieves two very important goals for us as we plan for growth,” said Mark See, President and CEO of Laredo Oil Inc. “First; it puts us in the heart of the oil patch. And second, being close to the research capabilities and talent pool at the top ranked Petroleum Engineering Department of the University of Texas makes Austin the ideal location for us.”

ABOUT LAREDO OIL INC.

Laredo Oil, Inc. (www.laredo-oil.com) is an exploration and production company specializing in Enhanced Oil Recovery techniques targeting mature and declining oil fields. Laredo Oil plans to acquire targeted oil fields and use its unique UGD™ model to profitably recover stranded oil reserves previously thought to be incapable of economic recovery.  Our common stock is listed on the OTC Bulletin Board under the symbol, “LRDC”.

This press release and the statements made by Laredo Oil, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements describe the Company’s future plans, projections, strategies and expectations, and may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning.  These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements.  These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Laredo Oil, Inc. SEC reports and filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Contact:

Bradley E. Sparks

Laredo Oil, Inc.

(512) 961-3801

info@laredo-oil.com